Private & Confidential

Dated the 11 day of March 2020

Guardforce Cash Solutions Security (Thailand) Company Limited
(as Borrower)

and

Profit Raider Investments Limited
(as Lender)

SECOND SUPPLEMENTAL AGREEMENT
to
Loan Agreement
dated as of 25 August 2018, as supplemented

THIS AGREEMENT is dated the 11 day of March 2020 and is made between:

(1) **Guardforce Cash Solutions Security (Thailand) Company Limited**, a company registered as a juristic person under the Civil and Commercial Code of Thailand at the Bangkok Partnerships and Companies Registration Office having its head office at No. 96 Vibhavadi-Rangsit Road, Talad Bang Khen Sub-District, Laksi District, Bangkok, Thailand ("**Borrower**"); and

(2) **Profit Raider Investments Limited**, a company incorporated in the British Virgin Islands with limited liability (company no. 1444612) having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110 British Virgin Islands ("**Lender**"),

and is **SUPPLEMENTAL** to the Loan Agreement dated as of 25 August 2018, as amended and supplemented to date by the First Supplement ("**Loan Agreement**"), made between the parties hereto.

WHEREAS:

(A) By the Loan Agreement, the parties have agreed on the terms and conditions regulating the Loan in the principal amount of US$13,421,792.82 owed by the Borrower to the Lender resulting from certain loan restructuring involving the Borrower and its affiliates.

(B) By the First Supplement the original maturity date of the Loan was extended from 29 April 2019 to 31 December 2019.

(C) No repayment of the Loan was made on the extended maturity date of 31 December 2019. The principal amount outstanding and due from the Borrower to the Lender in respect of the Loan remains at US$13,421,792.82 as at the date hereof.

(D) The Borrower wishes to seek a further extension of maturity date of the Loan for twelve months from 31 December 2019. The Lender is prepared to accommodate the Borrower's request subject to, among other conditions, payment in part of interest accrued on the Loan and other amounts owed under the Loan Agreement.

(E) Accordingly the parties have agreed to enter into this Agreement for further amending and supplementing the terms and conditions of the Loan Agreement in the manner set forth herein.

NOW IT IS HEREBY AGREED as follows:

1. Interpretation

1.1 In this Agreement (including the Recitals), except where otherwise provided herein and except where the context otherwise requires, expressions defined in the Loan Agreement shall have the same meaning when used herein.

1.2 In this Agreement (including the Recitals), except where the context otherwise requires:

"**First Supplement**" means the supplemental agreement dated 30 April 2019

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executed by the parties hereto, expressed to be supplemental to the original Loan Agreement dated as of 25 August 2018;

"**Overdue Interest**" has the meaning given to it in Clause 2.1(2);

"**Pre-conditions**" means the conditions precedent set out in Clause 3.1;

"**Specified Time**" means 5:00 p.m. (Hong Kong time) on the fifth Business Day from the date of this Agreement, or such later date as may be agreed by the Lender in writing;

"**Unpaid Installments**" has the meaning given to it in Clause 2.1(3).

1.3 Clauses 1.2 to 1.5 (both inclusive) of the Loan Agreement shall be deemed to be incorporated herein *mutatis mutandis*.

2. <u>Acknowledgment of Indebtedness</u>

2.1 The Borrower hereby acknowledges and confirms to the Lender that:

(1) as at the date hereof, the Loan in the principal amount of US$13,421,792.82 remains due and owing from the Borrower to the Lender;

(2) the amount of interest accrued on the Loan, calculated up to 31 December 2019, is US$709,534.81 ("**Overdue Interest**");

(3) the aggregate unpaid amount of monthly installments owed under Clause 3.6(3) of the Loan Agreement, calculated up to 31 December 2019, is US$14,131,327.63 ("**Unpaid Installments**"); and

(4) no payment of the Overdue Interest has been made by the Borrower and the full amount of Overdue Interest and the Unpaid Installments remains due and owing from the Borrower as at the date hereof.

3. <u>Conditions Precedent</u>

3.1 Subject to Clause 3.2, this Agreement shall take effect as and when all of the following conditions precedent shall have been satisfied:

(1) that the Lender having received on or before the Specified Time the following documents in form and substance satisfactory to it:

(a) this Agreement duly executed by the Borrower;

(b) certified copy resolutions of the board of directors of the Borrower, approving and authorising a person or persons to execute this Agreement;

(2) receipt by the Lender at or before the Specified Time of cleared fund from the Borrower in the amount of US$150,000 as payment in part of the Overdue Interest;

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(3) that no Event of Default shall have occurred on or before the date on which this Agreement is, but for Clause 3.2, to take effect; and

(4) such other or further conditions as are agreed in writing between the Lender and the Borrower in relation to extension of maturity date for the Loan.

3.2 If the Pre-conditions are not fulfilled at or before the Specified Time, unless the fulfillment of which has been waived by the Lender under Clause 3.3 or an extension of time has been granted by the Lender, this Agreement (other than Clauses 8 to 10) shall be void and have no further effect.

3.3 The Pre-conditions are inserted solely for the benefit of the Lender and may be waived, in whole or in part, and with or without conditions, by the Lender in its discretion at any time without prejudicing its right to require fulfillment of such conditions in whole or in part at any time after such waiver.

4. Extension of Maturity Date

4.1 Subject to fulfillment in full of the Pre-conditions (save as waived by the Lender), the Maturity Date shall be extended to 31 December 2020.

5. Amendments to the Loan Agreement

5.1 All references in the Loan Agreement to "this Agreement", "hereunder" and "herein" or other cognate expressions shall be construed as a reference to the Loan Agreement as supplemented and amended by the First Supplement and this Agreement, all as amended from time to time.

5.2 The Loan Agreement shall be amended (references in this Clause 5.2 to Clauses are to the clauses of the Loan Agreement) by:

(1) deleting from the definition of "Maturity Date" in Clause 1.1 the date of "31 December 2019" and substituting with "31 December 2020"; and

(2) adding after the existing Clause 14.8, the following as new Clauses 14.9, 14.10 and 14.11:

"14.9 This Agreement shall be binding upon and shall ensure to the benefit of the Parties and their respective successors and permitted assigns and any reference herein to any Party shall, where the context so admits or requires, include that party's successor or assign.

14.10 The Borrower is not permitted to assign any of its rights or obligations hereunder without the prior written consent of the Lender.

14.11 The Lender may at any time, without notice to or consent from the Borrower, assign to any person (the "**Assignee Lender**") all or any part of the Lender's rights and benefits and/or obligations hereunder. If the Lender so assigns its rights and benefits and/or obligations, the Assignee Lender shall have the same rights and benefits and/or obligations against the Borrower as if it were an original party hereto in respect of the rights and benefits and/or obligations assigned to it."

6. Representations and Warranties

6.1 The representations and warranties set forth in Clause 7.1 of the Loan Agreement are hereby incorporated fully as if they were set forth herein *in extensio* and the Borrower hereby represents, warrants or, as the case may be, repeats to the Lender such representations and warranties.

7. Confirmation of the Loan Agreement

7.1 This Agreement is supplemental to the Loan Agreement and, save as expressly provided herein, all the provisions of the Loan Agreement shall remain in full force and effect. Any provision in the Loan Agreement which is inconsistent with the changes contemplated by or provided in this Agreement shall cease to apply, or as the case may be, be modified accordingly.

7.2 Nothing in this Agreement shall have effect as or be construed as discharging or releasing or an agreement to discharge or release of the Borrower from its obligations or liabilities under the Loan Agreement unless otherwise specified in this Agreement.

7.3 The Loan Agreement and this Agreement shall henceforth be read and construed as one document.

8. Expenses

8.1 The Borrower agrees to pay upon demand on a full indemnity basis (whether or not the Pre-conditions shall be fulfilled), half of all costs, expenses and charges (including legal fees) incurred by the Lender in connection with the negotiation, preparation and execution of this Agreement and any other documents ancillary hereto.

9. Miscellaneous

9.1 The provisions of Clauses 13 and 14 (as amended by this Agreement) of the Loan Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" are references to this Agreement.

9.2 This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one and the same agreement. Transmission by fax or email of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Each of the parties hereto shall deliver to the other party an original counterpart of this Agreement promptly after delivery by fax or email.

9.3 It is intended by the parties hereto that this Agreement will take effect as a deed of the parties despite the fact that one or more of the parties hereto may only execute this Agreement under hand.

10. Governing Law, Jurisdiction and Process Agent

10.1 Clause 15 of the Loan Agreement shall be deemed to be incorporated herein *mutatis mutandis*.

[Signature page to Supplemental Bilateral Loan Agreement]

IN WITNESS whereof the parties hereto have executed this Agreement as a deed the day and year first above written.

Borrower

SEALED with the **Common Seal** of **Guardforce Cash Solutions Security (Thailand) Company Limited** and **SIGNED** by Chu Kwok Wing for and on its behalf in the presence of:

Chu Kwok Wing

Ms. Chonpreeya Ekthonmosut

Lender

SEALED with the **Common Seal** of **Profit Raider Investments Limited** and **SIGNED** by Zhang Gaobo for and on its behalf in the presence of:

Shen Jiaou.

COMMON SEAL

PROFIT RAIDER INVESTMENTS LIMITED